Exhibit 99.1

For Information Contact:

Investor Relations

Varian, Inc.

650.213.8000, Ext. 3752

ir@varianinc.com

VARIAN, INC. REPORTS FOURTH QUARTER 2006 RESULTS

•	Sales Up 11%

•	Non-GAAP Operating Earnings Up 19%, GAAP Operating Earnings Up 6%

•	Non-GAAP Diluted EPS Up 16%, GAAP Diluted EPS Up 2%

PALO ALTO, Calif. — Varian, Inc. (NasdaqGS: VARI) today reported fourth quarter 2006 revenues of $219.6 million, representing an increase of 10.9% over revenues of $198.1 million in the fourth quarter of fiscal year 2005. The growth in sales was broad-based. Demand was particularly strong for industrial applications and within the Pacific Rim and Europe.

Non-GAAP (adjusted) net earnings for the fourth quarter of fiscal year 2006 increased 13.0% to $18.2 million, compared to $16.1 million in the fourth quarter of fiscal year 2005. Adjusted diluted earnings per share were $0.58 in the fourth quarter of fiscal year 2006, representing an increase of 16.0% compared to the $0.50 adjusted diluted earnings per share reported in the prior-year quarter. On a GAAP basis, net earnings in the fourth quarter of fiscal year 2006 were $14.7 million, or $0.47 diluted earnings per share, compared to $14.6 million, or $0.46 diluted earnings per share, in the fourth quarter of fiscal year 2005. The company’s GAAP net earnings and diluted earnings per share for the fourth quarter of fiscal year 2006 reflect a pretax charge of $2.5 million, or $0.05 per diluted share, for share-based compensation expense recorded under the provisions of FAS 123(R). The company’s results for periods prior to fiscal year 2006 (including the fourth quarter and full fiscal year 2005) do not include compensation expense relating to stock options or shares issued under the company’s employee stock purchase plan.

Adjusted operating earnings increased 18.7% to $27.4 million in the fourth quarter of fiscal year 2006, compared to $23.1 million in the fourth quarter last year. Adjusted operating profit margin was 12.5% in the fourth quarter of fiscal year 2006, compared to 11.7% in the prior-year quarter. The improvements in adjusted operating earnings and adjusted operating profit margin were primarily the result of sales volume leverage, a mix shift toward higher-margin products and lower Sarbanes-Oxley Act Section 404 compliance costs. On a GAAP basis, operating earnings were $22.3 million and operating profit margin was 10.2% in the fourth quarter of fiscal year 2006 (which includes a 1.1% negative impact of adopting FAS 123(R)), compared to $21.0 million and 10.6%, respectively, in the same quarter a year ago.

Adjusted free cash flow, which is defined as operating cash flow plus the excess tax benefit from share-based compensation expense (a component of operating cash flow prior to the adoption of FAS 123(R)) less net fixed asset purchases, was $37.0 million for the fourth quarter. For the full fiscal year, adjusted free cash flow was $61.7 million, which represents 123% of GAAP net earnings.

Garry W. Rogerson, President and CEO, commented, “Our breadth and depth of products, our global reach, and our ability to focus on key growth applications all contributed to another solid financial performance for the quarter and the year.”

Fiscal year 2006 sales totaled $834.7 million, an increase of 8.0% compared to the $772.8 million reported in fiscal year 2005. Adjusted net earnings in fiscal year 2006 increased 17.4% to $65.0 million, compared to $55.3 million in the prior fiscal year. Adjusted diluted earnings per share were $2.07 in fiscal year 2006, representing an increase of 28.6% compared to the $1.61 adjusted diluted earnings per share reported for fiscal year 2005. On a GAAP basis, net earnings were $50.1 million, or $1.59 diluted earnings per share, in fiscal year 2006, compared to $46.7 million, or $1.36 diluted earnings per share, in fiscal year 2005. The company’s GAAP net earnings and diluted earnings per share for fiscal year 2006 reflect a pretax charge of $8.7 million, or $0.18 per diluted share, for share-based compensation expense recorded under the provisions of FAS 123(R).

Throughout this release, all revenues, operating earnings, operating profit margins, net earnings and earnings per share are presented on a continuing operations basis (i.e., excluding the divested Electronics Manufacturing business) unless otherwise noted.

For a complete reconciliation of non-GAAP (adjusted) financial information used in this press release to the most directly comparable GAAP financial information, please refer to the attached Reconciliations of GAAP to Adjusted Results, Actual and Projected.

Results by Segment

Scientific Instruments revenues for the fourth quarter of fiscal year 2006 were $183.0 million, representing an increase of 11.8% over revenues of $163.7 million in the fourth quarter of the prior fiscal year. The prior-year revenues do not include sales from PL International Limited (Polymer Laboratories), which was acquired and became part of the company’s Scientific Instruments segment in November 2005. Polymer Laboratories generated revenues of approximately $24 million for the twelve months ended September 30, 2005. Adjusted operating profit margin was 12.3% in the fourth quarter of fiscal year 2006, compared to 11.5% in the prior-year quarter. The increase in the segment’s adjusted operating profit margin was primarily the result of sales volume leverage and a mix shift toward higher-margin products. On a GAAP basis, operating profit margin was 10.3% in the fourth quarter of fiscal year 2006 (which includes a 0.5% negative impact of adopting FAS 123(R)), compared to 10.3% in the same quarter a year ago.

For the full fiscal year 2006, Scientific Instruments revenues increased 8.4% to $686.0 million, compared to $632.9 million in fiscal year 2005. Adjusted operating profit margin was 11.3% in fiscal year 2006, compared to 10.9% in the fiscal year 2005. On a GAAP basis, operating profit margin was 8.8% in fiscal year 2006 (which includes a 0.5% negative impact of adopting FAS 123(R)), compared to 8.0% in the prior fiscal year.

Vacuum Technologies revenues increased 6.4% to $36.6 million in the fourth quarter of fiscal year 2006, compared to $34.4 million in the fourth quarter of fiscal year 2005.

Adjusted operating profit margin was 20.7% in the fourth quarter of fiscal year 2006, compared to 22.1% in the fourth quarter of the prior fiscal year. On a GAAP basis, operating profit margin was 19.9% in the fourth quarter of fiscal year 2006 (which includes a 0.8% negative impact of adopting FAS 123(R)), compared to 22.1% in the prior-year quarter.

For the full fiscal year 2006, Vacuum Technologies revenues totaled $148.7 million, an increase of 6.3% compared to the $139.9 million reported in fiscal year 2005. Adjusted operating profit margin was 20.3% in fiscal year 2006, compared to 18.2% in the prior fiscal year. On a GAAP basis, operating profit margin was 19.6% in fiscal year 2006 (which includes a 0.7% negative impact of adopting FAS 123(R)), compared to 18.2% in fiscal year 2005.

For the combined segments, adjusted operating profit margin before unallocated corporate costs was 13.7% in the fourth quarter of fiscal year 2006, compared to 13.3% in the prior-year quarter. On a GAAP basis, operating profit margin before unallocated corporate costs was 11.9% in the fourth quarter of fiscal year 2006 (which includes a 0.5% negative impact of adopting FAS 123(R)), compared to 12.3% in the fourth quarter of fiscal year 2005.

For the full fiscal year 2006, adjusted operating profit margin before unallocated corporate costs was 12.9% for the combined segments, compared to 12.2% in the prior fiscal year. On a GAAP basis, operating profit margin before unallocated corporate costs was 10.7% in fiscal year 2006 (which includes a 0.5% negative impact of adopting FAS 123(R)), compared to 9.8% in fiscal year 2005.

Outlook

For the first time, Varian, Inc. provided earnings per share guidance for fiscal year 2007. Adjusted diluted earnings per share for fiscal year 2007 are expected to be $2.34 plus or minus $0.06. On a GAAP basis, diluted earnings per share are expected to be $1.92 plus or minus $0.06 for fiscal year 2007.

The company’s GAAP diluted earnings per share for fiscal year 2007 are expected to include the following items:

— Share-based compensation expense of approximately $0.20,

— Acquisition-related intangible amortization of approximately $0.19, and

— Amortization of approximately $0.03 related to inventory written up in connection with the acquisitions of Magnex Scientific Limited and IonSpec Corporation.

Varian, Inc. will be holding a conference call later today, November 1, 2006, at 2:00 p.m. Pacific time. The call may be heard via the Internet by going to www.varianinc.com, clicking on the Investors link at the bottom of the right side of the page, and then clicking on the Live Webcast link.

Non-GAAP (Adjusted) Financial Measures

This press release includes non-GAAP (adjusted) financial measures for cost of sales, selling, general and administrative expenses, research and development expenses, purchased in-process research and development, operating earnings, operating profit margins, income tax expense, earnings and diluted earnings per share from continuing operations, and free cash flow.

With the exception of free cash flow, these non-GAAP financial measures exclude share-based compensation expense, acquisition-related intangible and inventory write-up amortization and in-process research and development charges, restructuring and other related costs, defined benefit pension plan curtailment gains and settlement losses, and certain discrete income tax events. Free cash flow is defined as operating cash flow plus the excess tax benefit from share-based compensation expense (a component of operating cash flow prior to the adoption of FAS 123(R)) less net fixed asset purchases. Reconciliations of each of these non-GAAP financial measures to the most directly comparable financial measures are detailed in the Reconciliations of GAAP to Adjusted Results attached to this press release. We believe that presentation of these non-GAAP financial measures provides useful information to investors regarding our results of operations and cash flows.

We believe that excluding acquisition-related intangible and inventory write-up amortization and in-process research and development charges provides supplemental information and an alternative presentation useful to investors’ understanding of the company’s core operating results and trends. In addition, investors have indicated to us that they analyze the benefits of acquisitions based on the cash return on the investment made, and thus consider financial measures excluding acquisition-related intangible and inventory write-up amortization and in-process research and development charges as important, useful information.

We similarly believe that excluding share-based compensation expense, restructuring and other related costs (principally related to facility closures and employee terminations to improve operational efficiency), defined benefit pension plan curtailment gains and settlement losses, and certain discrete income tax events provides supplemental information and an alternative presentation useful to investors’ understanding of the company’s core operating results and trends, especially when comparing those results on a consistent basis to results for previous periods and anticipated results for future periods. Investors have indicated that they consider financial measures of our results of operations excluding share-based compensation expense, restructuring and other related costs, defined benefit pension plan curtailment gains and settlement losses, and certain discrete income tax events as important supplemental information useful to their understanding of our historical results and estimating of our future results.

We also believe that, in excluding share-based compensation expense, acquisition-related intangible and inventory write-up amortization and in-process research and development charges, restructuring and other related costs, defined benefit pension plan curtailment gains and settlement losses, and certain discrete income tax events, our non-GAAP financial measures provide investors with transparency into what is used by management to measure and forecast our results of operations, to compare on a consistent basis our results of operations for the current period to that of prior periods, to compare our results of operations on a more consistent basis against that of other companies, in making financial and operating decisions and to establish certain management compensation.

In the case of defined benefit pension plan curtailment gains and settlement losses and certain discrete income tax events, we also consider these to be unusual events.

We believe that the presentation of free cash flow provides investors with useful information on what is used by management to measure cash management performance, in making financial and operating decisions and to establish certain management compensation.

Although we believe, for the foregoing reasons, that our presentation of non-GAAP financial measures provides useful supplemental information to investors regarding our results of operations and cash flows, our non-GAAP financial measures should only be considered in addition to, and not as a substitute for or superior to, our financial measures prepared in accordance with GAAP.

Caution Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended, including those relating to anticipated earnings per share, share-based compensation expense and certain amortization expenses for the full fiscal year 2007. These forward-looking statements are based on management’s current expectations, are not guarantees of future performance, and involve certain risks and uncertainties that could cause the company’s actual results to differ materially from management’s current expectations and the forward-looking statements made in this press release. Those risks and uncertainties include, but are not limited to, the following: whether we will succeed in new product development, commercialization, performance and acceptance; whether we can achieve continued growth in sales for both life science and industrial applications; risks arising from the timing of shipments, installations and the recognition of revenues on fourier-transform mass spectrometers (FTMS) and certain magnetic resonance (MR) products, including nuclear magnetic resonance (NMR) and MR imaging systems and superconducting magnets; whether we can increase margins on newer MR products; the impact of shifting product mix on profit margins; competitive products and pricing; economic conditions in the company’s product and geographic markets; whether we will see continued and timely delivery of key raw materials and components by suppliers; foreign currency fluctuations that could adversely impact revenue growth and earnings; whether we will see continued market investment in capital equipment; whether we will see reduced demand from customers that operate in cyclical industries; the impact of any delay or reduction in government funding for research; our ability to successfully integrate acquisitions; and other risks detailed from time to time in the company’s filings with the Securities and Exchange Commission. We disclaim any intent or obligation to update publicly any forward-looking statements, whether in response to new information, future events or otherwise.

About Varian, Inc.

Varian, Inc. is a leading worldwide supplier of scientific instruments and vacuum technologies for life science and industrial applications. The company provides complete solutions, including instruments, vacuum components, laboratory consumable supplies, software, training and support through its global distribution and support systems. Varian, Inc. employs approximately 3,700 people and operates manufacturing facilities in 14 locations in North America, Europe and the Pacific Rim. Varian, Inc. had fiscal year 2006 sales of $835 million, and its common stock is traded on the NASDAQ Global Select Market under the symbol, “VARI.” Further information is available on the company’s Web site: www.varianinc.com.

VARIAN, INC. AND SUBSIDIARY COMPANIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF EARNINGS

(In thousands, except per share amounts)

Fourth Quarter FY 2006 and Fourth Quarter FY 2005

	Fiscal Quarter Ended
	Sept. 29, 2006 (A)		Sept. 30, 2005
Sales	$219,597		$198,090
Cost of sales	118,671	(1)	109,539	(7)

Gross profit	100,926		88,551

Operating expenses
Selling, general and administrative	63,004	(2)	54,721	(8)
Research and development	15,612	(3)	12,848

Total operating expenses	78,616		67,569

Operating earnings	22,310	(4)	20,982	(9)
Interest income (expense)
Interest income	1,220		1,254
Interest expense	(597)		(533)

Total interest income, net	623		721

Earnings from continuing operations before income taxes	22,933		21,703
Income tax expense	8,256	(5)	7,133	(10)

Earnings from continuing operations	14,677	(6)	14,570	(11)

Discontinued operations
Earnings from operations of disposed Electronics Manufacturing business, net of taxes	—		184
Gain on sale of Electronics Manufacturing business, net of taxes	—		(164)

Earnings from discontinued operations	—		20

Net earnings	$14,677		$14,590

Net earnings per diluted share
Continuing operations	$0.47	(6)	$0.46	(11)
Discontinued operations	—		0.00

Net earnings	$0.47		$0.46

Diluted shares outstanding	31,284		32,015

Note (A): The results for the fiscal quarter ended September 29, 2006 reflect share-based compensation expense as a result of the adoption of FAS 123(R) on a prospective basis in the first quarter of fiscal year 2006. Accordingly, the results for prior periods (including the fiscal quarter ended September 30, 2005) do not reflect such expense.

NON-GAAP (ADJUSTED) FINANCIAL MEASURES (see also attached reconciliations of GAAP to Adjusted results for each of these measures):

(1)	$116,702 on an adjusted basis excluding $1,420 in acquisition-related intangible amortization, $400 in acquisition-related inventory write-up amortization and $149 in share-based compensation expense.
(2)	$59,975 on an adjusted basis excluding $869 in acquisition-related intangible amortization, ($33) in restructuring and other related costs and $2,193 in share-based compensation expense.
(3)	$15,474 on an adjusted basis excluding $138 in share-based compensation expense.
(4)	$27,446 on an adjusted basis excluding the adjustments described in items (1) – (3) above.
(5)	$9,908 on an adjusted basis excluding the tax impact of the adjustments described in items (1) – (3) above.
(6)	$18,161 and $0.58 per share, respectively, on an adjusted basis excluding the adjustments (net of related tax effects) described in items (1) – (3) above.
(7)	$108,179 on an adjusted basis excluding $996 in acquisition-related intangible amortization and $364 in acquisition-related inventory write-up amortization.
(8)	$53,936 on an adjusted basis excluding $673 in acquisition-related intangible amortization and $112 in restructuring and other related costs.
(9)	$23,127 on an adjusted basis excluding the adjustments described in items (7) and (8) above.
(10)	$7,778 on an adjusted basis excluding the tax impact of the adjustments described in items (7) and (8) above.
(11)	$16,070 and $0.50 per share, respectively, on an adjusted basis excluding the adjustments (net of related tax effects) described in items (7) and (8) above.

VARIAN, INC. AND SUBSIDIARY COMPANIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF EARNINGS

(In thousands, except per share amounts)

Full Year FY 2006 and Full Year FY 2005

	Fiscal Year Ended
	Sept. 29, 2006 (A)		Sept. 30, 2005
Sales	$834,705		$772,795
Cost of sales	460,356	(1)	436,136	(8)

Gross profit	374,349		336,659

Operating expenses
Selling, general and administrative	241,049	(2)	221,776	(9)
Research and development	59,730	(3)	53,942
Purchased in-process research and development	756	(4)	700	(10)

Total operating expenses	301,535		276,418

Operating earnings	72,814	(5)	60,241	(11)
Interest income (expense)
Interest income	4,022		5,416
Interest expense	(2,172)		(2,204)

Total interest income, net	1,850		3,212

Earnings from continuing operations before income taxes	74,664		63,453
Income tax expense	24,595	(6)	16,766	(12)

Earnings from continuing operations	50,069	(7)	46,687	(13)

Discontinued operations
Earnings from operations of disposed Electronics Manufacturing business, net of taxes	—		5,385
Gain on sale of Electronics Manufacturing business, net of taxes	—		73,885

Earnings from discontinued operations	—		79,270

Net earnings	$50,069		$125,957

Net earnings per diluted share
Continuing operations	$1.59	(7)	$1.36	(13)
Discontinued operations	—		2.31

Net earnings	$1.59		$3.67

Diluted shares outstanding	31,424		34,355

Note (A): The results for the fiscal year ended September 29, 2006 reflect share-based compensation expense as a result of the adoption of FAS 123(R) on a prospective basis in the first quarter of fiscal year 2006. Accordingly, the results for prior periods (including the fiscal year ended September 30, 2005) do not reflect such expense.

NON-GAAP (ADJUSTED) FINANCIAL MEASURES (see also attached reconciliations of GAAP to Adjusted results for each of these measures):

(1)	$450,549 on an adjusted basis excluding $5,061 in acquisition-related intangible amortization, $4,298 in acquisition-related inventory write-up amortization and $448 in share-based compensation expense.
(2)	$229,821 on an adjusted basis excluding $3,285 in acquisition-related intangible amortization, $220 in restructuring and other related costs and $7,723 in share-based compensation expense.
(3)	$59,189 on an adjusted basis excluding $541 in share-based compensation expense.
(4)	$0 on an adjusted basis excluding $756 related to an acquisition-related in-process research and development charge.
(5)	$95,146 on an adjusted basis excluding the adjustments described in items (1) – (4) above.
(6)	$32,006 on an adjusted basis excluding the tax impact of the adjustments described in items (1) – (3) above.
(7)	$64,990 and $2.07 per share, respectively, on an adjusted basis excluding the adjustments (net of related tax effects) described in items (1) – (4) above.
(8)	$427,944 on an adjusted basis excluding $3,860 in acquisition-related intangible amortization and $4,332 in acquisition-related inventory write-up amortization.
(9)	$210,782 on an adjusted basis excluding $2,631 in acquisition-related intangible amortization, $6,886 in restructuring and other related costs and a pension settlement loss of $1,477.
(10)	$0 on an adjusted basis excluding $700 related to an acquisition-related in-process research and development charge.
(11)	$80,127 on an adjusted basis excluding the adjustments described in items (8)—(10) above.
(12)	$28,004 on an adjusted basis excluding ($4,800) related to tax credits due to changes in tax law and the tax impact of the adjustments described in items (8) and (9) above.
(13)	$55,335 and $1.61 per share, respectively, on an adjusted basis excluding the adjustments (net of related tax effects) described in items (8) - (10) and (12) above.

VARIAN, INC. AND SUBSIDIARY COMPANIES

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEET

(In thousands)

	September 29, 2006	September 30, 2005

ASSETS

Current assets
Cash and cash equivalents	$154,155	$188,494
Accounts receivable, net	177,037	154,525
Inventories	133,662	114,427
Deferred taxes	33,235	26,842
Prepaid expenses and other current assets	15,728	21,744

Total current assets	513,817	506,032

Property, plant and equipment, net	112,528	102,290
Goodwill	181,563	149,934
Intangible assets, net	39,143	28,245
Other assets	14,543	9,494

Total assets	$861,594	$795,995

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities
Current portion of long-term debt	$2,500	$2,500
Accounts payable	73,138	61,435
Deferred profit	13,796	11,587
Accrued liabilities	169,063	165,626

Total current liabilities	258,497	241,148

Long-term debt	25,000	27,500
Deferred taxes	3,721	5,888
Other liabilities	22,336	21,937

Total liabilities	309,554	296,473

Stockholders’ equity
Preferred stock—par value $0.01, authorized—1,000 shares; issued—none	—	—
Common stock—par value $0.01, authorized—99,000 shares; issued and outstanding— 30,870 shares at September 29, 2006 and 31,016 shares at September 30, 2005	319,090	282,923
Retained earnings	204,182	202,318
Accumulated other comprehensive income	28,768	14,281

Total stockholders’ equity	552,040	499,522

Total liabilities and stockholders’ equity	$861,594	$795,995

VARIAN, INC. AND SUBSIDIARY COMPANIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

(In thousands)

	Fiscal Quarter Ended			Fiscal Year Ended
	Sept. 29, 2006		Sept. 30, 2005	Sept. 29, 2006		Sept. 30, 2005
Cash flows from operating activities
Net earnings	$14,677		$14,590	$50,069		$125,957
Adjustments to reconcile net earnings to net cash provided by operating activities:
Loss (gain) on sale of Electronics Manufacturing business	—		164	—		(73,885)
Depreciation and amortization	7,663		6,053	27,470		26,249
(Gain) loss on disposition of property, plant and equipment	(9)		(105)	92		12
Purchased in-process research and development	—		—	756		700
Share-based compensation expense	2,480		75	8,712		415
Tax benefit from stock option exercises	2,302		1,186	8,245		9,113
Excess tax benefit from share-based compensation expense	(2,060	)(A)	—	(7,700	)(A)	—
Deferred taxes	(12,577)		2,126	(16,663)		(5,553)
Changes in assets and liabilities, excluding effects of acquisitions and divestitures:
Accounts receivable, net	(10,228)		(12,181)	(12,473)		5,398
Inventories	8,659		5,984	(8,451)		6,304
Prepaid expenses and other current assets	(390)		(1,617)	4,875		(2,212)
Other assets	17		(368)	140		543
Accounts payable	10,097		3,749	10,004		3,615
Deferred profit	1,063		962	800		(414)
Accrued liabilities	16,746		8,646	5,932		(18,398)
Other liabilities	544		2,149	1,434		1,431

Net cash provided by operating activities	38,984	(A)	31,413	73,242	(A)	79,275

Cash flows from investing activities
Proceeds from sale of property, plant and equipment	147		270	797		765
Purchase of property, plant and equipment	(4,159)		(4,497)	(20,085)		(23,080)
Purchase of businesses, net of cash acquired	(1,539)		(420)	(71,454)		(28,698)
Private company equity investments	(652)		—	(652)		(4,000)
Proceeds from sale of short-term investments	—		—	—		35,000
Purchase of short-term investments	—		—	—		(10,000)
Proceeds from sale of Electronics Manufacturing business, net of transaction costs and taxes	—		(21,196)	—		150,791

Net cash (used in) provided by investing activities	(6,203)		(25,843)	(91,394)		120,778

Cash flows from financing activities
Repayments of debt	—		—	(2,500)		(7,106)
Repurchase of common stock	(13,922)		(38,412)	(63,055)		(178,786)
Issuance of common stock	6,728		2,846	34,060		18,363
Excess tax benefit from share-based compensation expense	2,060	(A)	—	7,700	(A)	—
Transfers to Varian Medical Systems, Inc.	(143)		(124)	(649)		(882)

Net cash used in financing activities	(5,277	)(A)	(35,690)	(24,444	)(A)	(168,411)

Effects of exchange rate changes on cash and cash equivalents	1,936		(590)	8,257		(3,130)

Net increase (decrease) in cash and cash equivalents	29,440		(30,710)	(34,339)		28,512
Cash and cash equivalents at beginning of period	124,715		219,204	188,494		159,982

Cash and cash equivalents at end of period	$154,155		$188,494	$154,155		$188,494

Note (A): Net cash flows from operating activities for the fiscal quarter and year ended September 29, 2006 reflect the reclassification of the excess tax benefit from share-based compensation expense to financing activities as a result of the adoption of FAS 123(R) on a prospective basis in the first quarter of fiscal year 2006. Accordingly, net cash flows from operating activities for prior periods (including the fiscal quarter and year ended September 30, 2005) do not reflect such reclassification.

VARIAN, INC. AND SUBSIDIARY COMPANIES

RECONCILIATION OF GAAP TO ADJUSTED RESULTS - ACTUAL

UNAUDITED RESULTS OF OPERATIONS

(In thousands)

Fourth Quarter FY 2006 and Fourth Quarter FY 2005

and

Full Year FY 2006 and Full Year FY 2005

	Fiscal Quarter Ended		Fiscal Year Ended
	Sept. 29, 2006	Sept. 30, 2005	Sept. 29, 2006	Sept. 30, 2005
TOTAL COMPANY
Cost of Sales
U.S. GAAP as reported	$118,671	$109,539	$460,356	$436,136
Adjustments:
Share-based compensation expense	(149)	—	(448)	—
Acquisition-related intangible amortization	(1,420)	(996)	(5,061)	(3,860)
Acquisition-related inventory write-up amortization	(400)	(364)	(4,298)	(4,332)

As adjusted	$116,702	$108,179	$450,549	$427,944

Selling, General and Administrative Expenses
U.S. GAAP as reported	$63,004	$54,721	$241,049	$221,776
Adjustments:
Share-based compensation expense	(2,193)	—	(7,723)	—
Acquisition-related intangible amortization	(869)	(673)	(3,285)	(2,631)
Pension settlement loss	—	—	—	(1,477)
Restructuring and other related costs	33	(112)	(220)	(6,886)

As adjusted	$59,975	$53,936	$229,821	$210,782

Research and Development
U.S. GAAP as reported	$15,612	$12,848	$59,730	$53,942
Adjustments:
Share-based compensation expense	(138)	—	(541)	—

As adjusted	$15,474	$12,848	$59,189	$53,942

Purchased In-Process Research and Development
U.S. GAAP as reported	$—	$—	$756	$700
Adjustments:
Acquisition-related in-process research and development charges	—	—	(756)	(700)

As adjusted	$—	$—	$—	$—

VARIAN, INC. AND SUBSIDIARY COMPANIES

RECONCILIATION OF GAAP TO ADJUSTED RESULTS - ACTUAL

UNAUDITED RESULTS OF OPERATIONS

(In thousands, except margin data)

Fourth Quarter FY 2006 and Fourth Quarter FY 2005

and

Full Year FY 2006 and Full Year FY 2005

	Fiscal Quarter Ended		Fiscal Year Ended
	Sept. 29, 2006	Sept. 30, 2005	Sept. 29, 2006	Sept. 30, 2005
TOTAL COMPANY (Continued)
Operating Earnings
U.S. GAAP as reported	$22,310	$20,982	$72,814	$60,241
Adjustments:
Share-based compensation expense	2,480	—	8,712	—
Acquisition-related in-process research and development charges	—	—	756	700
Acquisition-related intangible amortization	2,289	1,669	8,346	6,491
Acquisition-related inventory write-up amortization	400	364	4,298	4,332
Pension settlement loss	—	—	—	1,477
Restructuring and other related costs	(33)	112	220	6,886

As adjusted	$27,446	$23,127	$95,146	$80,127

Operating Margins
U.S. GAAP as reported	10.2%	10.6%	8.7%	7.8%
Adjustments:
Share-based compensation expense	1.1	—	1.0	—
Acquisition-related in-process research and development charges	—	—	0.1	0.1
Acquisition-related intangible amortization	1.0	0.8	1.1	0.8
Acquisition-related inventory write-up amortization	0.2	0.2	0.5	0.6
Pension settlement loss	—	—	—	0.2
Restructuring and other related costs	—	0.1	—	0.9

As adjusted	12.5%	11.7%	11.4%	10.4%

Income Tax Expense
U.S. GAAP as reported	$8,256	$7,133	$24,595	$16,766
Adjustments:
Tax credit due to changes in tax law	—	—	—	4,800
Tax impact of other adjustments:
Share-based compensation expense	939	—	3,172	—
Acquisition-related intangible amortization	615	502	2,750	2,178
Acquisition-related inventory write-up amortization	107	109	1,416	1,453
Pension settlement loss	—	—	—	496
Restructuring and other related costs	(9)	34	73	2,311

As adjusted	$9,908	$7,778	$32,006	$28,004

VARIAN, INC. AND SUBSIDIARY COMPANIES

RECONCILIATION OF GAAP TO ADJUSTED RESULTS - ACTUAL

UNAUDITED RESULTS OF OPERATIONS

(In thousands, except per share data)

Fourth Quarter FY 2006 and Fourth Quarter FY 2005

and

Full Year FY 2006 and Full Year FY 2005

	Fiscal Quarter Ended		Fiscal Year Ended
	Sept. 29, 2006	Sept. 30, 2005	Sept. 29, 2006	Sept. 30, 2005
TOTAL COMPANY (Continued)
Earnings From Continuing Operations
U.S. GAAP as reported	$14,677	$14,570	$50,069	$46,687
Adjustments:
Share-based compensation expense	1,541	—	5,540	—
Acquisition-related in-process research and development charges	—	—	756	700
Acquisition-related intangible amortization	1,674	1,167	5,596	4,314
Acquisition-related inventory write-up amortization	293	255	2,882	2,878
Pension settlement loss	—	—	—	981
Restructuring and other related costs	(24)	78	147	4,575
Tax credit due to changes in tax law	—	—	—	(4,800)

As adjusted	$18,161	$16,070	$64,990	$55,335

Diluted Earnings Per Share From Continuing Operations
U.S. GAAP as reported	$0.47	$0.46	$1.59	$1.36
Adjustments:
Share-based compensation expense	0.05	—	0.18	—
Acquisition-related in-process research and development charges	—	—	0.02	0.02
Acquisition-related intangible amortization	0.05	0.03	0.18	0.13
Acquisition-related inventory write-up amortization	0.01	0.01	0.09	0.08
Pension settlement loss	—	—	—	0.03
Restructuring and other related costs	—	—	0.01	0.13
Tax credit due to changes in tax law	—	—	—	(0.14)

As adjusted	$0.58	$0.50	$2.07	$1.61

Free Cash Flow
U.S. GAAP as reported - Net cash provided by operating activities	$38,984	$31,413	$73,242	$79,275
Adjustments:
Excess tax benefit from share-based compensation expense	2,060	—	7,700	—
Proceeds from sale of property, plant and equipment	147	270	797	765
Purchase of property, plant and equipment	(4,159)	(4,497)	(20,085)	(23,080)

As adjusted	$37,032	$27,186	$61,654	$56,960

VARIAN, INC. AND SUBSIDIARY COMPANIES

RECONCILIATION OF GAAP TO ADJUSTED RESULTS - ACTUAL

UNAUDITED RESULTS OF OPERATIONS

(In thousands, except margin data)

Fourth Quarter FY 2006 and Fourth Quarter FY 2005

and

Full Year FY 2006 and Full Year FY 2005

	Fiscal Quarter Ended		Fiscal Year Ended
	Sept. 29, 2006	Sept. 30, 2005	Sept. 29, 2006	Sept. 30, 2005
TOTAL COMPANY EXCLUDING GENERAL (UNALLOCATED) CORPORATE COSTS
Operating Earnings
U.S. GAAP as reported	$26,169	$24,449	$89,395	$76,120
Adjustments:
Share-based compensation expense	1,203	—	4,562	—
Acquisition-related in-process research and development charges	—	—	756	700
Acquisition-related intangible amortization	2,289	1,669	8,346	6,491
Acquisition-related inventory write-up amortization	400	364	4,298	4,332
Restructuring and other related costs	(33)	(65)	232	6,477

As adjusted	$30,028	$26,417	$107,589	$94,120

Operating Margins
U.S. GAAP as reported	11.9%	12.3%	10.7%	9.8%
Adjustments:
Share-based compensation expense	0.5	—	0.5	—
Acquisition-related in-process research and development charges	—	—	0.1	0.1
Acquisition-related intangible amortization	1.1	0.8	1.1	0.8
Acquisition-related inventory write-up amortization	0.2	0.2	0.5	0.7
Restructuring and other related costs	—	—	—	0.8

As adjusted	13.7%	13.3%	12.9%	12.2%

VARIAN, INC. AND SUBSIDIARY COMPANIES

RECONCILIATION OF GAAP TO ADJUSTED RESULTS - ACTUAL

UNAUDITED RESULTS OF OPERATIONS

(In thousands, except margin data)

Fourth Quarter FY 2006 and Fourth Quarter FY 2005

and

Full Year FY 2006 and Full Year FY 2005

	Fiscal Quarter Ended		Fiscal Year Ended
	Sept. 29, 2006	Sept. 30, 2005	Sept. 29, 2006	Sept. 30, 2005
SCIENTIFIC INSTRUMENTS SEGMENT
Operating Earnings
U.S. GAAP as reported	$18,901	$16,852	$60,291	$50,728
Adjustments:
Share-based compensation expense	894	—	3,451	—
Acquisition-related in-process research and development charges	—	—	756	700
Acquisition-related intangible amortization	2,289	1,669	8,346	6,491
Acquisition-related inventory write-up amortization	400	364	4,298	4,332
Restructuring and other related costs	(33)	(65)	232	6,477

As adjusted	$22,451	$18,820	$77,374	$68,728

Operating Margins
U.S. GAAP as reported	10.3%	10.3%	8.8%	8.0%
Adjustments:
Share-based compensation expense	0.5	—	0.5	—
Acquisition-related in-process research and development charges	—	—	0.1	0.1
Acquisition-related intangible amortization	1.3	1.0	1.3	1.1
Acquisition-related inventory write-up amortization	0.2	0.2	0.6	0.7
Restructuring and other related costs	—	—	—	1.0

As adjusted	12.3%	11.5%	11.3%	10.9%

VACUUM TECHNOLOGIES SEGMENT
Operating Earnings
U.S. GAAP as reported	$7,268	$7,597	$29,104	$25,392
Adjustments:
Share-based compensation expense	309	—	1,111	—

As adjusted	$7,577	$7,597	$30,215	$25,392

Operating Margins
U.S. GAAP as reported	19.9%	22.1%	19.6%	18.2%
Adjustments:
Share-based compensation expense	0.8	—	0.7	—

As adjusted	20.7%	22.1%	20.3%	18.2%

GENERAL (UNALLOCATED) CORPORATE
Operating Earnings
U.S. GAAP as reported	$(3,859)	$(3,467)	$(16,581)	$(15,879)
Adjustments:
Share-based compensation expense	1,277	—	4,150	—
Pension settlement loss	—	—	—	1,477
Restructuring and other related costs	—	176	(12)	408

As adjusted	$(2,582)	$(3,291)	$(12,443)	$(13,994)

VARIAN, INC. AND SUBSIDIARY COMPANIES

RECONCILIATION OF GAAP TO ADJUSTED RESULTS - PROJECTED

RESULTS OF OPERATIONS

Fiscal Year Ending September 28, 2007

Range of Projected Results
TOTAL COMPANY
Projected Diluted Earnings Per Share
Projected U.S. GAAP	$1.86 - $1.98
Adjustments:
Projected share-based compensation expense	$0.20
Projected acquisition-related intangible amortization	$0.19
Projected acquisition-related inventory write-up amortization	$0.03

Projected as adjusted	$2.28 - $2.40